Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the prospectus supplement dated March 28, 2023, filed pursuant to Rule 424(B)(3), to the Registration Statement of Sky Harbour Group Corporation on Form S-1 (No. 333-264998)  of our report dated March 24, 2023, on our audits of the financial statements as of December 31, 2022 and 2021 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, New York

March 28, 2023